UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2005

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 24, 2005, United States Steel Corporation’s Board of Directors amended and restated its Non-Employee Director Stock Plan in the form of a program (the Non-Employee Director Stock Program) under its 2005 Stock Incentive Plan, which plan was approved by the Corporation’s shareholders on April 26, 2005. The program provides for a grant of up to 1,000 shares of the Corporation’s common stock to new Non-Employee Directors who purchase a like number of shares during their first 60 days as a Director. (The Non-Employee Director Stock Program is filed herewith as Exhibit 10.1.)

On May 24, 2005, the Compensation & Organization Committee of the Board of Directors approved two new forms for performance restricted stock grants under the 2002 Stock Plan. The first of the new forms contemplates a one year performance period ending December 31, 2005; is scheduled to vest, if at all, on the first anniversary of the grant date; and is conditioned upon the grantee’s employment with the Corporation, or one of its subsidiaries, on such vesting date. (It is filed herewith as Exhibit 10.2.) The second of the new forms also contemplates a one year performance period ending December 31, 2005; however, the shares will vest, if at all, one-half on the second anniversary of the grant date and one-half on the third anniversary of the grant date with each such vesting conditioned upon the grantee’s employment with the Corporation or one of its subsidiaries on the applicable vesting date. (It is filed herewith as Exhibit 10.3.)

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	The Non-Employee Director Stock Program of the 2005 Stock Incentive Plan, approved by the Board of Directors on May 24, 2005.

10.2	Performance Restricted Stock Grant Form under the 2002 Stock Plan with vesting on the first anniversary of the grant date, approved by the Compensation & Organization Committee of the Board of Directors on May 24, 2005.

10.3	Performance Restricted Stock Grant Form under the 2002 Stock Plan with vesting one-half on the second anniversary of the grant date and one-half on the third anniversary of the grant date, approved by the Compensation & Organization Committee of the Board of Directors on May 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Larry G. Schultz
Larry G. Schultz
Vice President & Controller

Dated: May 31, 2005